                                                                  EXHIBIT 10.31

                               FLOORPLAN AGREEMENT

To:  ITT COMMERCIAL FINANCE CORP.
     8251 Maryland Avenue Clayton,
     Missouri 63105

     We sell various products ("Merchandise") to dealers and/or distributors (collectively, "Dealer") who may require financial assistance in order to make such purchases from us. To induce you to finance the acquisition of Merchandise by any Dealer and in consideration thereof, we agree that:

     1. Whenever a Dealer requests the shipment of Merchandise from us and that you finance such Merchandise, we may deliver to you an invoice(s) describing the Merchandise. By delivery of an invoice we warrant the following:

          a. That we transfer to the Dealer all right, title and interest in and to the Merchandise so described contingent upon your approval to finance the transaction;

          b. That our title to the Merchandise is free and clear of all liens and encumbrances when transferred to the Dealer;

          c. That the Merchandise is in salable condition, free of any defects;

          d. That the Merchandise is the subject of a bona fide order by the Dealer placed with and accepted by us and that the Dealer has requested the transaction be financed by you; and

          e. That the Merchandise subject to the transaction has been shipped to Dealer not more than 10 days prior to the invoice date.

     If we breach any of the above-described warranties, we will immediately:
(i) pay to you any amount equal to the total unpaid balance (being principal and finance charges) owed to you on all Merchandise directly or indirectly related to the breach; and (ii) reimburse you for all costs and expenses (including, but not limited to, attorney's fees) incurred by you as a direct or indirect result of the breach.

     2. You will only be bound to finance Merchandise which you have accepted to finance (which acceptances will be indicated by your issuance of an approval number or a draft or other instrument to us in payment of the invoice less the amount of your charges as agreed upon from time to time) and only if: (i) the Merchandise is delivered to the Dealer within 30 days following your acceptance;
(ii) you have received our invoice for such

Merchandise within 10 days from the date of delivery of the Merchandise to Dealer; and (iii) you have not revoked your acceptance prior to the shipment of the Merchandise to Dealer.

     3. Whenever you deem it necessary in your sole discretion to repossess or if you otherwise come into possession of any Merchandise, in which you have a security interest or other lien, we shall purchase such Merchandise from you at the time of your repossession or other acquisition or possession in accordance with the following terms and conditions:

          a. We shall purchase such Merchandise, regardless of its condition, at the point where you repossess it or where it otherwise comes into your possession;

          b. The price that we will pay to you for such Merchandise will be due and payable immediately in full, and will be an amount equal to the total unpaid principal balance owed to you on Merchandise based on our original invoice price, minus, any curtailments paid by Dealers, in accordance with the following schedule: 2% of the original invoice price after 270 days from the original invoice date; and 2% of the original invoice price each 30 days thereafter. Dealers may be granted a thirty (30) day extension period in which to pay the curtailments to you. You may request waivers of scheduled curtailments, in writing, which shall be sent to us at the address set forth below. Such waivers must be approved in writing by us in order to be effective. Repurchase will be in effect for 360 days from the date of invoice.

          The repurchase price may be reduced by: the cost of replacing any missing standard or accessory items which were supplied by us when the Merchandise was sold and shipped to the Dealer; and, our cost of repairing any damage to the Merchandise after original delivery to the Dealer, excluding normal wear and tear resulting from the sales display or demonstration of the Merchandise.

          If your repossession of Merchandise and consequently your tendering of Merchandise for repurchase, is delayed because of legal proceedings, including but not limited to proceedings under the Bankruptcy Code, the date of commencement of or entering into legal proceedings by you to repossess the Merchandise, or the date of the filing under the Bankruptcy Code by any party, shall be considered the date that demand for repurchase was made for the purposes of this Section 3.

          If we fail to pay you the repurchase price within ten (10) days after payment is due, we will be responsible for and pay you all finance charges accrued on the Dealer's account after the demand for repurchase and until the time the repurchase price is paid.

     4. In addition to our obligations set forth above, if you at any time repossess or otherwise come into possession of any Merchandise from any Dealer, who received the Merchandise from a third party and not directly from us, we shall purchase such Merchandise from you on demand in accordance with the terms set forth above in Section 3; provided, however: (a) you will first request such third party to purchase such Merchandise from you; and (b) if such third party fails to immediately purchase such Merchandise from you, we shall immediately purchase such Merchandise and pay you a purchase price therefore in an amount equal to the total unpaid balance (being principal and finance charges) owed to you with respect to such Merchandise and all costs and expenses (including, without limitation, reasonable attorney fees) paid or incurred by you in connection with your repossession of such Merchandise, but in no event will our liability with respect to any item of such Merchandise exceed our original invoice price for such item. This provision will be in effect if we have approved your purchase from a third party in writing prior to acquisition by you.

     5. You may extend the time of a Dealer in default to fulfill its obligations to you without notice to us and without altering our obligations hereunder. We waive any rights we may have to notice of nonpayment, nonperformance, dishonor, the amount of indebtedness of a Dealer outstanding at any time, any legal proceeding against a Dealer, and any other demands and notices required by law, and any rights we may have to require you to proceed against a Dealer or to pursue any other remedy in your power. Our liability to you is direct and unconditional and will not be affected by any change in the terms of payment or performance of any agreement between you and Dealer, or the release, settlement or compromise of or with any party liable for the payment or performance thereof, the release or non-perfection of any security thereunder, any change in Dealer's financial condition, or the interruption of business relations between you and Dealer.

     6. We shall pay all your expenses (including, without limitation, court costs, arbitration fees and reasonable attorney fees) in the event you are required to enforce your rights against us. Your failure to exercise any rights granted hereunder will not operate as a waiver of those rights.

     7. This Agreement will be binding on and inure to the benefit of your successors and assigns. You may perform or cause to be performed any of your subsidiary and/or affiliated companies, and our obligations under this Agreement inure to the benefit of your subsidiary and/or affiliated companies.

     8. Either of us may terminate this Agreement by notice to the other in writing, the termination to be effective 30 days after receipt of the notice by the other party, but no termination of this Agreement will affect any of our liability with respect to any financial transactions entered into by you with any Dealer prior to the effective date of termination, including, without limitation, transactions that will not be completed until after the effective date of termination.

     9. We waive notice of your acceptance of this Agreement.

     10. Any controversy or claim arising out of or relating to this Agreement, the relationship resulting in or from this Agreement or the breach of any duties hereunder will be settled by arbitration in accordance with the Code of Procedure of the National Arbitration Forum, Inc., 2124 Dupont Avenue South, Minneapolis, Minnesota 55405, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

Dated:   April 24, 1992

ATTEST:

____________________________                      Bellcrest Homes, Inc.

                                                  By:______________________

                                                  Title:  President

ACCEPTED:                                         Business Address:

ITT COMMERCIAL FINANCE CORP.                      206 Magnolia Street
                                                  Millen, Georgia  30442
By:___________________________

Title:________________________

+++++++++
1-Name of Vendor
2-Signature of Vendor's Authorized Representative
3-Signature of Vendor's Secretary, if Vendor is a Corporation, otherwise a Witness' Signature

                           MANUFACTURER CERTIFICATION


     This certifies that all invoices submitted to General Electric Credit Corporation for inventory financing will reflect published prices free of all rebates except true volume incentives. A volume incentive is defined as an established manufacturer marketing practice offered to all dealers on an equal, nondiscriminating basis for volume purchases over a stated period of time of not less than 6 months.

     Any special bonuses, rebates or refunds will be fully disclosed as line items on the invoices. It is understood that these items will be excluded from GECC financing.

     It is our understanding that this certification will make our invoices eligible for investments at retail financing of up to 130%, including extra equipment, but exclusive of any special bonuses, rebates or refunds.

     We further understand that General Electric Credit Corporation is relying on this certificate and would not agree to finance our produce without it.

     Dated this 12th day of January, 1987.

                                   Manufacturer:

                                   BELLCREST HOMES, INC.

                                   By: ______________________________________
                                                     (Officer)
                                   Title:  President












                                   GENERAL
                                   ELECTRIC
                                   CREDIT
                                   CORPORATION